Exhibit 5

December 15, 2006

McDonald’s Corporation
One McDonald’s Plaza
Oak Brook, IL  60523

Re:                   McDonald’s Corporation
Registration Statement on Form S-3 for Debt Securities

Ladies and Gentlemen:

I refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by McDonald’s Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the shelf registration of an unlimited amount of debt securities consisting of (i) senior securities of the Company (the “Senior Debt Securities”) and (ii) subordinated securities of the Company (the “Sub Debt Securities”).  Unless otherwise specified in the applicable prospectus supplement, the Senior Debt Securities will be issued under the Company’s Indenture, dated as of October 19, 1996 (the “Senior Debt Indenture”), as supplemented, between the Company and U.S. Bank National Association (formerly, First Union National Bank), as trustee (the “Senior Trustee”), and the Sub Debt Securities will be issued under the Indenture, dated as of October 18, 1996 (the “Subordinated Debt Indenture”), as supplemented, between the Company and U.S. Bank National Association (formerly, First Union National Bank), as trustee (the “Sub Debt Trustee”).  The Senior Debt Indenture and the Subordinated Debt Indenture shall collectively be known as the “Indentures.”

I am the Corporate Executive Vice President, General Counsel and Secretary of the Company and an attorney licensed to practice law in the State of Illinois, and my opinion is expressly limited to the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

I, or persons under my supervision, have examined the Registration Statement and the exhibits filed therewith.  I, or such persons, have also examined such records, documents and questions of law, and satisfied myself as to such matters of fact as I have considered relevant and necessary as a basis for the opinion set forth below.

I advise you that, in my opinion:

1.             The Indentures have been duly authorized by all necessary corporate action of the Company and have been duly executed and delivered by the Company.

2.             Each series of Senior Debt Securities will be legally issued and binding obligations of the Company  when: (i) a supplemental indenture related to such series of Senior Debt Securities meeting the requirements of the Senior Indenture has been duly executed and delivered by the Company and the Senior Trustee; (ii) the Company’s Board of Directors has duly adopted final resolutions authorizing the issuance and sale of such series of Senior Debt Securities as contemplated by the Registration Statement and the Senior Indenture; and (iii) such series of Senior Debt Securities shall have been duly executed by the Company and authenticated by or on behalf of the Senior Trustee as provided in the Senior Indenture and such resolutions, and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

3.             Each series of Sub Debt Securities will be legally issued and binding obligations of the Company  when: (i) a supplemental indenture related to such series of Sub Debt Securities meeting the requirements of the Subordinated Debt Indenture has been duly executed and delivered by the Company and the Sub Debt Trustee; (ii) the Company’s Board of Directors has duly adopted final resolutions authorizing the issuance and sale of such series of Sub Debt Securities as contemplated by the Registration Statement and the Subordinated Debt Indenture; and (iii) such series of Sub Debt Securities shall have been duly executed by the Company and authenticated by or on behalf of the Sub Debt Trustee as provided in the Senior Indenture and such resolutions, and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

My opinions in paragraphs 2 and 3 with respect to the enforceability of the Senior Debt Securities and Sub Debt Securities are subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and to the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

For the purposes of this opinion, I have assumed that, at the time of the issuance, sale and delivery of each series of Senior Debt Securities and each series of Sub Debt Securities, as the case may be:  (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and (ii) the Senior Indenture or the Subordinated Debt Indenture, as applicable, will not have been modified or amended.  I express no opinion as to the application of the securities or blue sky laws of the various states or the District of Columbia to the sale of the securities to be registered pursuant to the Registration Statement.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to my name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement.  By giving this consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Gloria Santona

Gloria Santona